As filed with the Securities and Exchange Commission on October 4, 2001
                                                   Registration No. 333-________

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  VERSATA, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                                                            68-0255203
                                               ---------------------------------
                                               (IRS Employer Identification No.)

                               300 LAKESIDE DRIVE
                                   SUITE 1500
                            OAKLAND, CALIFORNIA 94612
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(Address of Principal Executive Offices)                              (Zip Code)

                            2000 STOCK INCENTIVE PLAN
--------------------------------------------------------------------------------
                              (Full Title of Plan)

                                 DOUGLAS ROBERTS
                         INTERIM CHIEF EXECUTIVE OFFICER
                         AND EXECUTIVE VICE PRESIDENT OF
                           WORLD WIDE FIELD OPERATIONS
                                  VERSATA, INC.
                               300 LAKESIDE DRIVE
                                   SUITE 1500
                            OAKLAND, CALIFORNIA 94612

--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (510) 238-4100
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                              CALCULATION OF REGISTRATION FEE

================================================================================
Title Of               Amount          Proposed     Proposed        Amount of
Shares To Be           To Be           Maximum      Maximum         Registration
Registered             Registered (1)  Offering     Aggregate       Fee
                                       Price Per    Offering
                                       Share        Price (2)
================================================================================
2000 Stock Incentive
Common Stock,         4,934,964        $0.24        $1,184,391.30   $296.10
Par Value $0.001

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on October 1, 2001 as reported by the Nasdaq National Market.



                    Incorporation By Reference Of Contents Of
                       Registration Statement On Form S-8
                                  No. 333-36602

         The contents of Registrant's Registration Statement on Form S-8, Registration No. 333-36602 filed with the Commission on May 9, 2000, are incorporated by reference herein with such modifications as are set forth herein. An amendment to the 2000 Plan approved by the Board in October 2000 and approved by the stockholders in July 17, 2001, increased the number of shares of the Registrant's Common Stock authorized for issuance under the 2000 Plan from by additional 2,500,000 shares of Common Stock. Pursuant to Article V (B) of the 2000 Plan, the number of shares of Common Stock available for issuance under the Plan automatically increased on the first trading day of the second fiscal quarter of year 2000 and 2001 by 1,194,087 and 1,240,877 respectively.



                                     Part II
               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

         VERSATA, INC. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2000, filed with the Commission on April 16, 2001 and May 1, 2001 respectively, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001, filed with the Commission on August 14, 2001.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.



Item 8.     Exhibits


Exhibit Number        Exhibit
--------------        -------

         4            Registrant's  2000 Stock  Option Plan  attached as Exhibit
                      10.1 to the Company's Registration Statement on Form S-1 (File No. 333-92451), is hereby incorporated by reference.

         5            Opinion and consent of The Corporate Law Group.

       23.1           Consent of PricewaterhouseCoopers  LLP, Independent Public
                      Accountants.

       23.2           Consent of The Corporate Law Group is contained in Exhibit
                      5.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on October 4, 2001.

                                   VERSATA, INC.


                                By:
                                   /s/ Douglas Roberts
                                   ---------------------
                                   Douglas Roberts
                                   Interim Chief Executive Officer and
                                   Executive Vice President of World Wide
                                   Field Operations




Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                       TITLE                                    DATE
               ---------                                       -----                                    ----
  /s/ Douglas Roberts                      Interim Chief Executive Officer and                    October 4, 2001
---------------------------------------    Executive Vice President of World Wide Field
Douglas Roberts                            Operations (Principal Executive Officer)


                                      II-2

               SIGNATURE                                       TITLE                                    DATE
               ---------                                       -----                                    ----


/s/ Jim Doehrman                           Chief Financial Officer, Chief Operating               October 4, 2001
-------------------------------------      Officer, Secretary and Executive Vice
Jim Doehrman                               President (Principal Financial and
                                           Accounting Officer)



/s/ Gary Morgenthaler                                  Chairman of the Board                      October 4, 2001
-------------------------------------
Gary Morgenthaler





/s/ Rober Davoli                                             Director                             October 4, 2001
-------------------------------------
Robert Davoli



/s/ Donald W. Feddersen                                      Director                             October 4, 2001
-------------------------------------
Donald W. Feddersen



/s/ John W. Larson                                           Director                             October 4, 2001
-------------------------------------
John W. Larson



/s/ Kanwal Rekhi                                             Director                             October 4, 2001
-------------------------------------
Kanwal Rekhi



/s/ Eugene Wong                                              Director                             October 4, 2001
-------------------------------------
Eugene Wong

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                                  VERSATA, INC.

8

                                  EXHIBIT INDEX


Exhibit Number        Exhibit
--------------        -------

         4            Registrant's  2000 Stock  Option Plan  attached as Exhibit
                      10.1 to the Company's Registration Statement on Form S-1 (File No. 333-92451), is hereby incorporated by reference.

         5            Opinion and consent of The Corporate Law Group.

       23.1           Consent of PricewaterhouseCoopers  LLP, Independent Public
                      Accountants.

       23.2           Consent of The Corporate Law Group is contained in Exhibit
                      5.